                             THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                             --------------------------------------------------------

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is made as of this 2nd day of March, 2001 among PRIMESOURCE SURGICAL, INC., a Delaware corporation (the "Borrower"), BIMECO, INC., a Florida corporation
("Bimeco"), RUBY MERGER SUB, INC., a Delaware corporation ("Ruby") and LUXTEC CORPORATION, a Delaware corporation
("Luxtec") and together with Bimeco and Ruby, the "Guarantors") (the Borrower and Guarantors, collectively the
"Loan Parties") and CITIZENS BANK OF MASSACHUSETTS (hereinafter referred to as the "Bank").

         WHEREAS, the Borrower, Bimeco and the Bank are parties to an Amended and Restated Credit Agreement dated as of June 14, 1999, as amended from time to time (the "Credit Agreement").  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.  The Bank is willing to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt of and sufficiency of which is hereby acknowledged, the parties hereby amend the Credit Agreement as follows:

         Section 1.        Amendments to Credit Agreement.
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                  (a)      Section 1.1 of the Credit Agreement is hereby amended by:

                           (i)      Deleting the reference to the "Unlimited Guaranty Agreements" in the definition of Credit Documents and replacing it with the "Guaranty Agreements";

                           (ii)     Inserting the following definition in alphabetical order:

                                    "Guaranty Agreements" shall mean the unlimited guaranties of Bimeco, Ruby and
                                     -------------------
the Internet Subsidiary (if any) of the obligations of the Borrower under the Credit Documents and the limited guaranty of Luxtec Corporation dated as of March 2, 2001 (such latter guaranty, the "Limited Guaranty"); and

                           (iii)    Deleting the definition of "Unlimited Guaranty Agreements."

                           (iv)     Deleting the definition of "Pledge Agreements" and replacing it with the following:

                                    "Pledge Agreements" shall mean the pledge agreements between the Bank and each
                                     -----------------
of the Borrower, Bimeco and Luxtec Corporation securing the obligations of the Borrower under the Credit
Documents.

                  (b)      Section 2.03(c) of the Credit Agreement is hereby amended by adding the following sentences at the end thereof:

                           "Notwithstanding any other provision herein, the Borrowing Base shall not include, at any time, more than $450,000 (i.e. $1,000,000 times 45% of Eligible Inventory) borrowed on account of inventory acquired from Luxtec Corporation."

                  (c)      Sections 5.06(a) and (b) of the Credit Agreement are hereby amended by deleting the reference therein to "Borrower and its Subsidiaries" and replacing it with "Luxtec Corporation and its subsidiaries (with appropriate notes detailing the performance of Borrower and its Subsidiaries)."

                  (d)      Section 5.15(a) of the Credit Agreement is hereby amended by adding at the end of such section the following parenthetical:

                           "(it being understood that such consent from Bank shall not be required with respect to (i) bona fide arm's length transactions between Borrower and Luxtec Corporation and (ii) the transactions contemplated in the Tax Sharing Agreement dated as of March 2, 2001, among the Borrower and Luxtec Corporation
(as in effect on the date hereof and without giving effect to any amendments or waivers))."

                  (e)      Section 5.29 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                           "Section 5.29    Change of Control.  Luxtec Corporation will at all times continue to
                            ------------    -----------------
hold 100% of the Borrower's capital stock on a fully diluted basis."

                  (f)      Article V of the Credit Agreement is hereby amended by addition the following Section
5.36 at the end thereof:

                           "Section 5.36.   Separateness.  Borrower agrees that until the termination date,
                            ------------    ------------
Borrower will (i) refrain from making to Luxtec Corporation any distributions or contributions, (ii) maintain adequate capitalization for the business in which Borrower will be engaged, (iii) maintain sufficient capitalization for the business Borrower proposes to be engaged in, (iv) refrain from having Borrower's officers and directors ever act at the direction of Luxtec Corporation independent of the interest of the Borrower (other than in Luxtec Corporation's status as sole shareholder of Borrower), (v) keep separate books and records from those of Luxtec Corporation, (vi) observe all procedures required by Borrower's articles of organization, by-laws and laws of the state of its formation, (vii) hold separate board meetings and keep separate meeting minutes,
(viii) maintain separate offices, separate addresses, separate stationary and separate letterhead from those of
Luxtec Corporation, (ix) maintain separate bank accounts from those of Luxtec Corporation, (x) keep its funds or assets from being commingled with those of Luxtec Corporation, (xi) refrain from ever paying any obligation on behalf of Luxtec Corporation, its officers, or its directors (other than as permitted under this Agreement),
(xii) refrain from providing financing for Luxtec Corporation, (xiii) refrain from paying the salaries of Luxtec
Corporation's employees, (xiv) refrain from making any inter-company loans to Luxtec Corporation, (xv) maintain separate obligations from those of Luxtec Corporation, (xvi) never guarantee any obligations of Luxtec
Corporation, (xvii) use its best efforts to prevent any person from suggesting or implying that Luxtec
Corporation is liable for the obligations of Borrower (other than with respect to Luxtec Corporation's obligations under the Limited Guaranty), (xviii) use its best efforts to prevent any person from suggesting or implying that Borrower is liable for the obligations of Luxtec Corporation, (xix) use it best efforts to prevent
Luxtec Corporation from obtaining credit from any person or entity which will reasonably rely on the creditworthiness of the Borrower to satisfy the obligations of Luxtec Corporation, (xx) refrain from obtaining credit from any person or entity which could reasonably rely on the creditworthiness of Luxtec Corporation to satisfy the obligations of the Borrower to Luxtec Corporation, (xxi) prevent Luxtec Corporation from referring to
Borrower as a department or division of Luxtec Corporation (except where the Borrower is also referred to as a wholly-owned subsidiary of Luxtec Corporation), (xxii) operate Borrower's business (in the manner in which it is currently operated) as a stand-alone entity separate and apart from that of Luxtec Corporation (other than as permitted under this Agreement), (xxiii) refrain from transferring any assets (other than as permitted under this
Agreement), (xxiv) keep all transactions with Luxtec Corporation on an arm's-length commercially reasonable basis."

                  (g)      Sections 6(k) and (l) of the Credit Agreement are hereby amended by deleting such sections in their entireties.

                  (h)      Section 6(n) of the Credit Agreement is hereby amended by deleting the period at the end of paragraph (m) and replacing it with "; or" and adding the following paragraph (n) at the end thereof:

                           "(n)     any Event of Default under the Loan Agreement dated as of March 2, 2001 between Luxtec Corporation and Patriarch LLC, as in effect on the date hereof and without giving effect to any amendments or waivers."

         Section 2.        Consent and Waiver by the Bank.  The Bank hereby consents to the transactions
         ---------         ------------------------------
described in the Agreement and Plan of Merger by and among the Borrower, Laser Merger Sub, Inc. and Luxtec
Corporation dated as of November 27, 2000 as amended (the "Merger Agreement") and waives any violation or Event of Default under Sections 5.14, 5.15, 5.16, 5.18 and 5.29 of the Credit Agreement as a result of the consummation of the transactions contemplated by the Merger Agreement; provided that the aggregate amount of all capital contributions, distributions, dividends, payments, loans or advances, as the case may be, made by Borrower to
Luxtec Corporation in connection with such transactions shall not exceed $2,000,000.

          Section 3.       Effectiveness: Conditions to Effectiveness of Third Amendment.  This Third Amendment
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to the Credit Agreement shall become effective upon satisfaction of the following conditions:

                  (a)      Third Amendment.  The Loan Parties shall have delivered to the Bank an executed Third
                           ---------------
Amendment to the Credit Agreement.

                  (b)      Luxtec Limited Guaranty.  Luxtec shall have executed a Limited Guaranty of the
                           -----------------------
Obligations in form and substance satisfactory to the Bank, which shall have been delivered to the Bank.

                  (c)      Luxtec Pledge Agreement. Luxtec shall have executed a Pledge Agreement in form and
                           -----------------------
substance satisfactory to the Bank of the obligations under its Guaranty.

                  (d)      Luxtec Questionnaire. Luxtec and Borrower shall have executed a Questionnaire in form
                           --------------------
and substance reasonably satisfactory to the Bank.

                  (e)      Opinion of Counsel.  The Loan Parties shall have delivered to the Bank an opinion of
                           ------------------
Skadden, Arps, Slate, Meagher and Flom LLP, counsel to the Loan Parties in form and substance reasonably satisfactory to the Bank.

                  (f)      Resolutions.  Copies of the resolutions of the Board of Directors of each of the Loan
                           -----------
Parties authorizing the execution, delivery and performance of this Third Amendment and any other Credit Document to which each is a party in connection herewith certified by an officer of each such Loan Party (which certificate shall state that such resolutions are in full force and effect).

                  (g)      Incumbency.  Certificates of an officer of the Loan Parties, certifying the name and
                           ----------
signatures of the officers of the Loan Parties to sign this Third Amendment and the other Credit Documents to be delivered on or about the date hereof to which the Loan Parties are a party.

                  (h)      Existence, Qualification and Good Standing Certificates.  Certificates of good
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standing and legal existence for the Loan Parties of recent date issued by the governmental authority of each such Loan Party's state of incorporation.

                  (i)      Officer's Certificate.  Certificate of officer of Borrower stating that (i) the
                           ---------------------
transactions contemplated by the Merger Agreement have been consummated and attaching thereto true and complete documents executed in connection therewith and (ii) the Borrower has received at least $2,000,000 in escrow proceeds pursuant to that certain Pledge Agreement dated as of January 23, 2001 by and among the Borrower, the
Purchasers identified on Schedule 1 thereto and The Chase Manhattan Trust Company, National Association, as
pledge agent.

                  (j)      Tax Sharing Agreement.  Borrower and Luxtec shall have executed a Tax Sharing
                           ---------------------
Agreement in form and substance satisfactory to the Bank, a copy of which shall have been delivered to the Bank.

                  (k)      Additional Documentation.  Delivery to the Bank of such other documents as the Bank or
                           ------------------------
its special counsel shall reasonably require.

         Section 4.        Miscellaneous.
         ---------         -------------

                  (a)      The Loan Parties hereby confirm to the Bank that the representations and warranties of the Borrower set forth in Article III of the Credit Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, as if set forth herein in full.

                  (b)      The Loan Parties have reviewed the provisions of this Third Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and after giving effect to this Third Amendment there is no Event of Default under the Credit
Agreement, and no condition which, with the passage of time or giving of notice or both, would constitute an
Event of Default thereunder.

                  (c)      The Loan Parties agree that each of the Credit Documents shall remain in full force and effect after giving effect to this Third Amendment.  The granting of the liens and security interests under the Security Agreement and Guarantor Security Agreements secure all the obligations of the Loan Parties under the
Credit Documents, amended by this Third Amendment.

                  (d)      This Third Amendment represents the entire agreement among the parties hereto relating to this Third Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Third Amendment.  The Loan Parties waive and release any claims they may have against, and forever discharge, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Credit Documents and this Third Amendment.

                  (e)      The Loan Parties represent and warrant that the execution, delivery or performance by the Loan Parties of any of the obligations contained in this Third Amendment or in any other Credit Document do not require the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

                  (f)      The Loan Parties agree, jointly and severally, to pay all the Bank's reasonable expenses in preparing, executing and delivering this Third Amendment to Credit Agreement, and all related instruments and documents, including, without limitation, payment upon the closing of the Third Amendment of all reasonable fees and out-of-pocket expenses of the Bank's special counsel, Goodwin Procter LLP, in the amount of
$-----.

                  (g)      This Third Amendment to Credit Agreement shall be a Credit Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts without regard to principles relating to choice of law.

                  (h)      The Loan Parties agree that the Borrowing Base Certificate and Compliance Certificate
attached hereto as Exhibits 5.06(c) and 5.06(d) shall supersede and replace the Borrowing Base Certificate and
                   ----------------     -------
Compliance Certificate referred to in the Credit Agreement.

                  (i)      The Guarantors agree and acknowledge that the Guaranty Agreements (as such term is amended by this Third Amendment) shall continue to guarantee, among other things, the prompt payment when due of all of the Borrower's obligations to the Bank, including without limitations the Obligations (subject to the limitations with respect to recourse set forth in the Limited Guaranty), and otherwise remain in full force and effect.

                                                  [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Credit Agreement under seal as of the date first above written.

                                                              BORROWER:

                                                              PRIMESOURCE SURGICAL, INC.

                                                              By:   /s/John Rooney_______________________________
                                                                    ---------------------------------------------
                                                                    Name:  John Rooney
                                                                    Title:    President

                                                              GUARANTORS:

                                                              BIMECO, INC.

                                                              By:   /s/Michael K. Bayley________________________
                                                                    ---------------------------------------------
                                                                    Name:  Michael K. Bayley
                                                                    Title:    Chief Financial Officer

                                                              RUBY MERGER SUB, INC.

                                                              By:   /s/Michael K. Bayley________________________
                                                                    ---------------------------------------------
                                                                    Name:  Michael K. Bayley
                                                                    Title:    Chief Financial Officer____________

                                                              LUXTEC CORPORATION

                                                              By:   /s/Michael K. Bayley________________________
                                                                    ---------------------------------------------
                                                                    Name:  Michael K. Bayley
                                                                    Title:    Chief Financial Officer

                                                              BANK:

                                                              CITIZENS BANK OF MASSACHUSETTS

                                                              By:   /s/Leigh Lones_______________________________
                                                                    Name:  Leigh Lones
                                                                    Title:    Vice President